UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 19, 2023

 NRX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38302	82-2844431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Orange Street, Suite 600 Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

(484) 254-6134

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NRXP	The Nasdaq Stock Market LLC
Warrants to purchase one share of Common Stock	NRXPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On December 19, 2023, NRx Pharmaceuticals, Inc. (“NRx” or the “Company”) announced that the Company’s 2023 Annual Meeting of Stockholders, originally scheduled held on December 19, 2023, at 11:00 a.m., Eastern Time, has been adjourned to allow for more time for stockholders to vote. The meeting has been scheduled to reconvene on December 28, 2023, at 11:00 a.m., Eastern Time, in virtual-only format at https://www.cstproxy.com/nrxpharma/am2023.

During the period of the adjournment, the Company will continue to solicit proxies from its stockholders with respect to the proposals set forth in the Company’s proxy statement. Proxies previously submitted in respect of the Annual Meeting will be voted at the reconvened meeting unless properly revoked.

Any stockholders who have not yet voted may do so before December 27, 2023 at 11.59 p.m. (Eastern Time). Stockholders of record may vote via the Internet at https://www.cstproxy.com/nrxpharma/am2023, by telephone at 1-866-894-0536 or by mail by following the instructions on the proxy card. Beneficial stockholders can vote via the Internet, phone or mail by following the instructions received from their respective holders of record.

Any stockholders who have questions, need additional material, or need assistance in voting their shares may contact the Company’s Secretary at NRx Pharmaceuticals, Inc., 1201 North Market Street, Suite 111, Wilmington, Delaware 19801.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRX Pharmaceuticals, Inc.

Date: December 21, 2023	/s/ Stephen Willard
Stephen Willard
Acting General Counsel

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